SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 20, 2007

Constar International Inc.

(Exact name of registrant as specified in charter)

Delaware	000-16496	13-1889304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA	(215) 552-3700	19154
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2007, the Company executed Amendment #4 (the “Amendment”) to the Credit Agreement dated as of February 11, 2005 (as amended, the “Credit Agreement”) among the Company, the lenders, issuers and guarantors party thereto, and Citicorp USA, Inc. as administrative agent. The terms of the Amendment are summarized below. This summary is not a complete description of the terms of the Amendment, the full text of which is filed as an exhibit hereto and is incorporated herein by reference. Capitalized terms used herein without definition have the respective meanings ascribed thereto in the Credit Agreement.

The Amendment extended the scheduled termination date of the Credit Agreement from February 11, 2009 to February 11, 2012. However, it will be an Event of Default if, on or before the 90th day prior to February 11, 2012, the Company’s secured notes shall not have been refinanced, or the terms of such refinanced notes shall be materially less favorable in the aggregate to the lenders or require any payment of principal prior to the 90th day following February 11, 2012.

The Amendment increased the lenders’ aggregate lending commitments from $70,000,000 to $75,000,000. However, under the indentures governing the Company’s notes, the Company would have to satisfy a fixed charge coverage ratio in order to utilize the additional $5,000,000 of borrowings permitted by the Amendment. As of the date of this filing, the Company cannot satisfy this ratio.

Under the Credit Agreement, interest charges for Base Rate Loans and Eurodollar Rate Loans are calculated based on a floating rate plus a fixed margin. Under the Amendment, the fixed margin rates are reduced by 50 basis points to the following rates:

MONTHLY AVAILABLE CREDIT	BASE RATE LOANS	EURODOLLAR RATE LOANS
Greater than $50,000,000	0.50%	1.50%
Less than or equal to $50,000,000 and greater than $25,000,000	0.75%	1.75%
Less than or equal to $25,000,000	1.00%	2.00%

In addition, under the Credit Agreement, there was a 0.5% per annum unused commitment fee. Under the Amendment, this rate is reduced as follows:

MONTHLY AVAILABLE CREDIT	FEE RATE
Greater than $25,000,000	0.375%
Less than or equal to $25,000,000	0.25%

The Credit Agreement required that the Borrowing Base must exceed outstanding borrowings by more than $20,000,000. Under the Amendment, this requirement is reduced to $15,000,000.

In connection with the Amendment, subsidiaries of the Company, Constar Foreign Holdings, Inc. and Constar International U.K. Limited, entered into new security documents substantially identical to and subject to the existing U.K. security documents.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4, dated as of March 20, 2007, to the Credit Agreement dated as of February 11, 2005, among Constar International Inc., the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuers, and Citicorp USA, Inc. as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date:	March 26, 2007	By:	/s/ Walter S. Sobon
			Name:	Walter S. Sobon
			Title:	Executive Vice President and Chief Financial Officer